Chimerix, Inc.
Stock Option Grant Notice
(2024 Equity Incentive Plan)
Chimerix, Inc. (the “Company”) has granted to you (the “Participant”) an option to purchase the number of shares of Common Stock set forth below (the “Option”) under the Chimerix, Inc. 2024 Equity Incentive Plan (“Plan”). The Option is subject to all of the terms and conditions set forth in this Stock Option Grant Notice (the “Grant Notice”), the Option Agreement (the “Option Agreement”) and the Plan, all of which are available by logging into your UBS Financial Services Inc. One Source Account (the “UBS Account”) and which are incorporated herein in their entirety. Capitalized terms not explicitly defined in this Grant Notice but defined in the Option Agreement or the Plan will have the meanings set forth in the Option Agreement or the Plan, as applicable.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Shares of Common Stock Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:    You have been granted an Incentive Stock Option. However, due to the $100,000 Rule (as described below), the Option (or a certain portion thereof) may be treated as a Nonstatutory Stock Option. Please log into your UBS Account to see the exact details of your Option.
Exercise Schedule:     Same as Vesting Schedule

Vesting Schedule:     Subject to your Continuous Service through each applicable vesting date, the Option will vest as follows:
[1/4th of the shares vest upon the one year anniversary of the later of (i) the Grant Date and (ii) Vesting Commencement Date; the balance of the shares vest in a series of 36 successive equal monthly installments thereafter,] provided that if your Continuous Service terminates due to your Disability or death, then, as of the date of your termination of Continuous Service, any then-unvested shares subject to the Option will become fully vested and exercisable.
Participant Acknowledgements: By your electronic acceptance of the Option via your UBS Account, you expressly acknowledge that you understand and agree that:
•The Option is governed by this Grant Notice, the Option Agreement and the Plan, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Option Agreement may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.
•If the Option is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options granted to you) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option. For purposes of this Grant Notice, such rule is referred to as the “$100,000 Rule”.
•Copies of this Grant Notice, the Option Agreement, the Plan and the prospectus are available via your UBS Account and may be viewed and printed by you. You consent to receive this Grant Notice, the Option Agreement, the Plan, the prospectus and any other Plan-related documents by electronic delivery and to
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participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company; to the extent such online system is no longer through your UBS Account, references to your UBS Account herein shall be deemed to refer to such subsequent electronic system.
•You have read and are familiar with the provisions of this Grant Notice, the Option Agreement, the Plan and the prospectus. In the event of any conflict between the provisions in this Grant Notice, the Option Agreement or the prospectus and the provisions of the Plan, the provisions of the Plan will control.
•As of the Date of Grant, this Grant Notice, the Option Agreement and the Plan set forth the entire understanding between you and the Company regarding the Option and supersede all prior oral and written agreements, promises and/or representations regarding the Option, with the exception of (i) other equity awards previously granted to you and Common Stock previously issued to you; (ii) any applicable compensation recovery or clawback policy that is adopted by the Company or is required by Applicable Law; and (iii) any written employment, offer letter, severance or other agreement, or any written severance plan or policy, in each case that specifies the terms that should govern the Option.
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CHIMERIX, INC.
2024 EQUITY INCENTIVE PLAN
OPTION AGREEMENT
As reflected by your Stock Option Grant Notice (the “Grant Notice”) and this Option Agreement (the “Option Agreement”), Chimerix, Inc. (the “Company”) has granted you an option under the Chimerix, Inc. 2024 Equity Incentive Plan (the “Plan”) to purchase a number of shares of Common Stock at the exercise price indicated in your Grant Notice (the “Option”). Capitalized terms not explicitly defined in this Option Agreement but defined in the Grant Notice or the Plan will have the same definitions as in the Grant Notice or Plan, as applicable.
The general terms and conditions applicable to your Option are as follows:
1.Governing Plan Document. Your Option is subject to all the provisions of the Plan, including but not limited to the provisions in Section 6 regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Transaction on your Option, Section 9(g) regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the Option, and Section 10(b) regarding the tax consequences of your Option. Your Option is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between this Option Agreement and the provisions of the Plan, the provisions of the Plan will control.
2.Exercise.
(a)You may generally exercise the vested portion of your Option at any time during its term by delivery of payment of the exercise price and applicable withholding taxes and other required documentation to the Plan Administrator in accordance with the option exercise procedures established by the Plan Administrator, which may include an electronic submission. Please review Sections 4(h), 4(j) and 7(b)(v) of the Plan, which may restrict or prohibit your ability to exercise your Option during certain periods.
(b)You may pay your Option exercise price as follows:
(i)cash, check, bank draft or money order;
(ii)pursuant to a “cashless exercise” program as further described in Section 4(c)(ii) of the Plan if at the time of exercise the Common Stock is publicly traded (or otherwise subject to the Company and/or Committee’s consent at the time of exercise);
(iii)subject to Company and/or Committee consent at the time of exercise, by delivery of previously owned shares of Common Stock as further described in Section 4(c)(iii) of the Plan; or
(iv)subject to Company and/or Committee consent at the time of exercise, if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement as further described in Section 4(c)(iv) of the Plan.
3.Term. You may not exercise your Option before the commencement of its term or after its term expires. The term of your Option commences on the Date of Grant and expires upon the earliest of the following:
(a)immediately upon the termination of your Continuous Service for Cause;
(b)three months after the termination of your Continuous Service for any reason other than Cause, your Retirement (as defined below), your Disability or your death;
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(c)12 months after the termination of your Continuous Service due to Retirement (as defined below);
(d)12 months after the termination of your Continuous Service due to your Disability;
(e)18 months after your death if you die during your Continuous Service;
(f)immediately upon a Transaction if the Board has determined that the Option will terminate in connection with a Transaction;
(g)the Expiration Date indicated in your Grant Notice; or
(h)the day before the 10th anniversary of the Date of Grant.
“Retirement” for purposes of this Option means the termination of your Continuous Service on or after the date you attain the age of 59.5 years, by reason of either (x) the Company without Cause (and other than as a result of your Disability or death) or (y) your resignation for any reason.
Notwithstanding the foregoing, if you die during the period provided in Section 3(b), 3(c) or 3(d) above, the term of your Option will not expire until the earlier of (i) eighteen months after your death, (ii) upon any termination of the Option in connection with a Transaction, (iii) the Expiration Date indicated in your Grant Notice, or (iv) the day before the tenth anniversary of the Date of Grant. Additionally, the Post-Termination Exercise Period of your Option may be extended as provided in Section 4(h) of the Plan.
If your Option is an Incentive Stock Option, note that, to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your Option and ending on the day three months before the date of your Option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your Option under certain circumstances for your benefit but your Option will not necessarily be treated as an Incentive Stock Option if you exercise your Option more than three months after the date your employment terminates.
4.Withholding Obligations. As further provided in Section 8 of the Plan: (a) you may not exercise your Option unless the applicable tax withholding obligations are satisfied, and (b) at the time you exercise your Option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and/or foreign tax or social insurance withholding obligations, if any, which arise in connection with the exercise of your Option.
5.Incentive Stock Option Disposition Requirement. If your Option is an Incentive Stock Option, you must notify the Company in writing within 15 days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your Option that occurs within two years after the date of your Option grant or within one year after such shares of Common Stock are transferred upon exercise of your Option.
6.Transferability. Except as otherwise provided in Section 4(e) of the Plan, your Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.
7.Questions. If you have questions regarding these or any other terms and conditions applicable to your Option, including the applicable federal income tax consequences please see the prospectus for the Plan which is available on the Company’s intranet site. You can request a paper copy of the prospectus for the Plan from the Plan Administrator.
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Chimerix, Inc.
Restricted Stock Unit Grant Notice
(2024 Equity Incentive Plan)
Chimerix, Inc. (the “Company”) has awarded to you (the “Participant”) the number of restricted stock units (the “RSUs”) specified and on the terms set forth below (the “Award”) under the Chimerix, Inc. 2024 Equity Incentive Plan (the “Plan”). The Award is subject to all of the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”), the Restricted Stock Unit Award Agreement (the “Award Agreement”) and the Plan, all of which are available by logging into your UBS Financial Services Inc. One Source Account (the “UBS Account”) and which are incorporated herein in their entirety. Capitalized terms not explicitly defined in this Grant Notice but defined in the Award Agreement or the Plan will have the meanings set forth in the Award Agreement or the Plan, as applicable.
Participant:
Date of Grant:
Vesting Commencement Date:
Number of RSUs Subject to Award:
Consideration:    Participant’s Services
Vesting Schedule:     Subject to your Continuous Service through each applicable vesting date, the RSUs subject to this Award will vest as follows:
[The RSUs subject to this Award will vest in four equal annual installments, with (1) the first annual installment vesting on the one year anniversary of the later of (a) the Vesting Commencement Date and (b) the Grant Date, and (2) the remaining three annual installments vesting on each of the two-year, three-year and four-year anniversaries of the Vesting Commencement Date] provided that if your Continuous Service terminates due to your death or Disability, then, as of the date of your termination of Continuous Service, the number of RSUs subject to this Award will become fully vested.
Issuance Schedule:    One share of Common Stock will be issued for each RSU which vests at the time set forth in Section 4 of the Award Agreement.
Participant Acknowledgements: By your electronic acceptance of the Award via your UBS Account, you expressly acknowledge that you understand and agree that:
•The Award is governed by this Grant Notice, the Award Agreement and the Plan, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Award Agreement may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.
•Copies of this Grant Notice, the Award Agreement, the Plan and the prospectus are available via your UBS Account and may be viewed and printed by you. You consent to receive this Grant Notice, the Award Agreement, the Plan, the prospectus and any other Plan-related documents by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company; to the extent such online system is no longer through your UBS Account, references to your UBS Account herein shall be deemed to refer to such subsequent electronic system.
•You have read and are familiar with the provisions of this Grant Notice, the Award Agreement, the Plan and the prospectus. In the event of any conflict between the provisions in this Grant Notice, the Award Agreement or the prospectus and the provisions of the Plan, the provisions of the Plan will control.
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•As of the Date of Grant, this Grant Notice, the Award Agreement and the Plan set forth the entire understanding between you and the Company regarding the Award and supersede all prior oral and written agreements, promises and/or representations regarding the Award, with the exception of (i) other equity awards previously granted to you and Common Stock previously issued to you; (ii) any applicable compensation recovery or clawback policy that is adopted by the Company or is required by Applicable Law; and (iii) any written employment, offer letter, severance or other agreement, or any written severance plan or policy, in each case that specifies the terms that should govern the Award.
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Chimerix, Inc.
2024 Equity Incentive Plan
Restricted Stock Unit Award Agreement
As reflected by your Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Award Agreement (the “Award Agreement”), Chimerix, Inc. (the “Company”) has granted you an RSU Award under the Chimerix, Inc. 2024 Equity Incentive Plan (the “Plan”) for the number of restricted stock units (the “RSUs”) as indicated in your Grant Notice (the “Award”). Capitalized terms not explicitly defined in this Award Agreement but defined in the Grant Notice or the Plan will have the same definitions as in the Grant Notice or Plan, as applicable.
The general terms and conditions applicable to your Award are as follows:
8.Governing Plan Document. Your Award is subject to all the provisions of the Plan, including but not limited to the provisions in Section 6 of the Plan regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Transaction on your Award, Section 9(g) regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the Award, and Section 10(b) regarding the tax consequences of your Award. Your Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between this Award Agreement and the provisions of the Plan, the provisions of the Plan will control.
9.Grant of the Award. This Award represents your right to be issued on a future date the number of shares of Common Stock that is equal to the number of RSUs indicated in the Grant Notice subject to your satisfaction of the vesting conditions set forth therein. Any additional RSUs that become subject to the Award pursuant to Capitalization Adjustments as set forth in the Plan, if any, will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other RSUs covered by your Award.
10.Dividends. You will receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence will not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.
11.Date of Issuance. The issuance of any shares of Common Stock in respect of your Award is (i) subject to satisfaction of any Withholding Taxes, as set forth in Section 5, and (ii) intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner.
(a)In the event one or more RSUs subject to your Award vests, the Company will issue to you, on the applicable vesting date (or as soon as administratively practicable thereafter), one share of Common Stock for each RSU that vests (and for purposes of this Agreement, such issuance date is referred to as the “Original Issuance Date”); provided, however, that if the Original Issuance Date falls on a date that is not a business day, such shares will instead be issued to you on the next following business day.
(b)Notwithstanding the foregoing, if:
(i)your RSU Award is otherwise subject to a Withholding Taxes on the Original Issuance Date,
(ii)the Original Issuance Date does not occur (x) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s Trading Policy, or (y) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1
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under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement”) or under such other Company policy permitting or requiring the sale), and
(iii)the Company elects, prior to the Original Issuance Date, (x) not to satisfy such Withholding Obligation by withholding shares of Common Stock from the shares of Common Stock otherwise due, on the Original Issuance Date, to you under your RSU Award, (y) not to permit you to enter into a “same day sale” commitment with a broker-dealer in order to satisfy such Withholding Obligation (including but not limited to a commitment under a 10b5-1 Arrangement), and (z) not to permit you to pay such Withholding Obligation in cash, then the shares of Common Stock that would otherwise be issued to you on the Original Issuance Date will not be issued to you on the Original Issuance Date and will instead be issued to you on the first business day when you are not prohibited from selling shares of Common Stock on an established stock exchange or stock market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the year following the year in which the shares of Common Stock in respect of your RSU Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).
12.Withholding Obligations.
(a)As further provided in Section 8 of the Plan, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and/or foreign tax or social insurance withholding obligations, if any, which arise in connection with your Award (the “Withholding Taxes”) in accordance with the withholding procedures established by the Company. Additionally, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes by any of the following means or by a combination of such means: (i) causing you to tender a cash payment; (ii) withholding from your wages or other cash compensation otherwise payable to you; (iii) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be issued in connection with your Award to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates, including a commitment pursuant to a previously established Company-approved 10b5-1 plan ( (a “Sell to Cover” arrangement); or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you upon settlement of the Award with a value equal to the amount of such Withholding Taxes or such other amount as may be permitted while still avoiding classification of the Award as a liability for financial accounting purposes; provided, however, that if you are an Officer, then the Company will withhold a number of shares of Common Stock upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is not feasible under applicable law or has materially adverse accounting consequences, as determined by the Board, in its sole discretion, in which case, any withholding obligation for Withholding Taxes may be satisfied by one or a combination of methods (i)-(iii) above; and/or (v) any other method of withholding determined by the Company, provided such method is compliant with applicable law and the Plan.
(b)The Company may withhold or account for Withholding Taxes by considering statutory or other withholding rates, including maximum rates applicable in your jurisdiction(s). Maximum tax rates are based on the applicable rates in your jurisdiction, including your share of payroll or similar taxes, as provided in tax law, regulations, or the tax authority’s administrative practices, not to exceed the highest rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to you. If any Withholding Taxes are satisfied by withholding a number of shares of Common Stock, for tax purposes, you will be deemed to have been issued the full number of shares of Common Stock subject to the vested RSUs, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying the Withholding Taxes.
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(a)Unless the Withholding Taxes are satisfied, the Company will have no obligation to issue to you any shares of Common Stock in respect of your Award. In the event the Withholding Taxes arise prior to the issuance to you of any shares of Common Stock or it is determined after such issuance that the amount of the Withholding Taxes was greater than the amount actually withheld by the Company (or an Affiliate, if applicable), you agree to indemnify and hold the Company (and Affiliate, if applicable) harmless from any failure to withhold the proper amount.
13.Questions. If you have questions regarding these or any other terms and conditions applicable to your Award, including the applicable federal income tax consequences please see the prospectus for the Plan which is available on the Company’s intranet site. You can request a paper copy of the prospectus for the Plan from the Plan Administrator.
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